Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 1, 2021, Esports Entertainment Group, Inc. (the “Company”) completed its acquisition of ggCIRCUIT LLC (“GGC”) and Helix Holdings, LLC (“Helix”). GGC offers proprietary software management and rewards platforms for esports gaming centers and connects player communities with publishers and product manufacturers. Helix is an owner and operator of esports centers providing esports programming and gaming infrastructure and is also the owner of the esports analytics platform, Genji Analytics, and LANduel, a proprietary player-versus-player esports wagering platform. The operations of Helix and GGC, (collectively referred to herein as the “Acquired Companies”) share common management and are related businesses such that Helix held an equity interest in GGC prior to closing.

The accompanying unaudited pro forma condensed combined financial statements (“unaudited pro forma financial information”) has been prepared based on the historical financial statements of the Company and the Acquired Companies after giving effect to their respective equity purchase agreements. The unaudited pro forma financial information is intended to provide information about how the acquisition of the Acquired Companies may have affected the Company’s historical financial statements. The unaudited pro forma condensed combined statements of operations for the nine months ended March 31, 2021 and the year ended June 30, 2020, combines the historical consolidated statements of operations of the Company for these periods, derived from the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 17, 2021, and Annual Report on Form 10-K filed with the SEC on October 1, 2020, with the respective historical consolidated statements of operations of the Acquired Companies as if the acquisition of the Acquired Companies had occurred on July 1, 2019. The unaudited pro forma condensed combined balance sheet at March 31, 2021 combines the historical consolidated balance sheet of the Company as derived from the Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021, and the historical consolidated balance sheet of the Acquired Companies as of March 31, 2021 on a pro forma basis as if the acquisition of the Acquired Companies occurred on the same balance sheet date.

The Company and the Acquired Companies have different fiscal year ends. The historical unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2021 combines the Company’s historical unaudited consolidated statement of operations for the nine months ended March 31, 2021 with the results of the Acquired Companies for the nine months ended December 31, 2020, derived by adding the historical audited consolidated statements of operations of The Acquired Companies for the year December 31, 2020, and then subtracting the historical unaudited condensed consolidated statements of operations for the three months ended March 31, 2020.

The historical unaudited pro forma condensed combined statement of operations for the year ended June 30, 2020 combines the Company’s historical audited consolidated statement of operations for the year ended June 30, 2020 with the results of The Acquired Companies for the year ended March 31, 2020, derived by adding the historical unaudited condensed consolidated statements of operations of The Acquired Companies for the three months ended March 31, 2020 to its historical audited consolidated statements of operations for the year ended December 31, 2019, and then subtracting the historical unaudited condensed consolidated statements of operations for the three months ended March 31, 2019.

The unaudited pro forma financial information should be read in conjunction with the accompanying notes to the unaudited pro forma financial information and:

●	the historical unaudited condensed consolidated financial statements of the Company for the three and nine months ended March 31, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021;

●	the historical audited consolidated financial statements of the Company for the year ended June 30, 2020 included in the Company’s Annual Report on Form 10-K filed with the SEC on October 1, 2020;

●	the historical unaudited condensed consolidated financial statements of Helix for the three months ended March 31, 2021 and 2020 as included in this Current Report on Form 8-K/A filed with the SEC on August 12, 2021;

●	the historical audited consolidated financial statements of Helix for the years ended December 31, 2020 and 2019, as included in this Current Report on Form 8-K/A filed with the SEC on August 12, 2021.

●	the historical unaudited condensed consolidated financial statements of GGC for the three months ended March 31, 2021 and 2020 as included in this Current Report on Form 8-K/A filed with the SEC on August 12, 2021;

●	the historical audited consolidated financial statements of GGC for the years ended December 31, 2020 and 2019, as included in this Current Report on Form 8-K/A filed with the SEC on August 12, 2021.

●	the announcement of the entry into an Equity Purchase Agreement with Helix, as included in the Current Report on Form 8-K filed with the SEC on January 22, 2021.

●	the announcement of the entry into an equity purchase agreement with GGC, as included in the Current Report on Form 8-K filed with the SEC on January 22, 2021.

●	the announcement of the amendment to the equity purchase agreement with Helix, as included in the Current Report on Form 8-K filed with the SEC on May 26, 2021.

●	the announcement of the amendment to the equity purchase agreement with GGC, as included in the Current Report on Form 8-K filed with the SEC on May 26, 2021.

●	the announcement of the closing of the Convertible Note as included in the Current Report on Form 8-K filed with the SEC on June 1, 2021.

The unaudited pro forma financial information has been presented for illustrative purposes only and do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition of the Acquired Companies occurred on the dates indicated. Further, the unaudited pro forma financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma transaction accounting adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Esports Entertainment Group, Inc.

Pro Forma Condensed Combined Balance Sheet

March 31, 2021

(Unaudited)

	Historical			Pro Forma
	Esports Entertainment Group, Inc.	ggCircuit LLC	Helix Holdings, LLC	ggCircuit LLC Transaction Accounting Adjustments	Notes	Helix Holdings, LLC Transaction Accounting Adjustments	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Combined

ASSETS

Current assets
Cash	$16,880,683	$472,558	$134,119	$(14,100,000)	(a)	$(9,400,000)	(a)	$32,044,580	(i)	$26,031,940
Restricted cash	3,428,366	-	-	-		-		-		3,428,366
Accounts receivable, net	153,011	103,973	65,154	-		-		-		322,138
Receivables reserved for users	1,486,024	-	-	-		-		-		1,486,024
Loans receivable	2,000,000	-	-	(1,200,000)	(a) (c)	(800,000)	(a) (c)	-		-
Other receivables	920,115	-	-	-		-		-		920,115
Prepaid expenses and other current assets	1,423,581	19,274	37,083	1,200,000	(a)	1,609,349	(a)	-		4,289,287
Total current assets	26,291,780	595,805	236,356	(14,100,000)		(8,590,651)		32,044,580		36,477,870

Equipment, net	80,904	7,704	546,374	-		-		-		634,982
Right-of-use asset, net	546,012	-	823,719	-		-		-		1,369,731
Intangible assets, net	27,810,029	136,894	-	-		-		-		27,946,923
Goodwill	16,992,199	-	-	22,700,751	(d)	14,073,956	(e)	-		53,766,906
Other non-current assets	1,290,353	-	1,445,721	-		(1,340,728)	(g)	-		1,395,346
TOTAL ASSETS	$73,011,277	$740,403	$3,052,170	$8,600,751		$4,142,577		$32,044,580		$121,591,758

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$5,305,176	$367,943	$454,486	$-		$-		$-		$6,127,605
Liabilities to customers	3,218,798	-	-	-		-		-		3,218,798
Deferred revenue	145,091	196,992	-	(196,992)	(f)	-		-		145,091
Loans payable and Advances from Esports Entertainment Group, Inc.	-	1,200,000	800,000	(1,200,000)	(g)	(800,000)	(g)	-		-
Notes payable - current	158,141	85,750	81,390	(85,750)	(g)	(81,390)	(g)	-		158,141
Notes payable to related party - current	-	200,000	584,127	(200,000)	(g)	(584,127)	(g)	-		-
Operating lease liability - current	240,725	-	229,256	-		-		-		469,981
Finance lease liability - current	-	-	41,867	-		-		-		41,867
Contingent consideration - current	300,000	-	-	-		-		-		300,000
Total current liabilities	9,367,931	2,050,685	2,191,126	(1,682,742)		(1,465,517)		-		10,461,483

Notes payable	186,898	150,000	160,111	(150,000)	(g)	(160,111)	(g)	32,515,000	(i)	32,701,898
Operating lease liability	1,729,138	-	685,856	-		-		-		2,414,994
Finance lease liability	322,205	-	82,149	-		-		-		404,354

Total liabilities	11,606,172	2,200,685	3,119,242	(1,832,742)		(1,625,628)		32,515,000		45,982,729

Commitments and contingencies

Stockholders’ equity
Preferred stock	-	-	-	-		-		-		-
Common stock	20,167	-	-	830	(b)	528	(b)	-		21,525
Additional paid-in capital	104,417,852	-	-	9,272,381	(b)	5,900,605	(b)	-		119,590,838
Accumulated deficit	(42,077,212)	(1,460,282)	(67,072)	1,160,282	(c) (h)	(132,928)	(c) (h)	(470,420)	(i)	(43,047,632)
Accumulated other comprehensive loss	(955,702)	-	-	-		-				(955,702)
Total stockholders’ equity	61,405,105	(1,460,282)	(67,072)	10,433,493		5,768,205		(470,420)		75,609,029

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$73,011,277	$740,403	$3,052,170	$8,600,751		$4,142,577		$32,044,580		$121,591,758

Esports Entertainment Group, Inc.

Pro Forma Condensed Combined Statement of Operations

For the Nine Months ended March 31, 2021

(Unaudited)

	Historical			Pro Forma
	Esports Entertainment Group, Inc.	ggCircuit LLC	Helix Holdings, LLC	ggCircuit LLC Transaction Accounting Adjustments	Notes	Helix Holdings, LLC Transaction Accounting Adjustments	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Combined

Net revenue	$7,983,293	$1,504,296	$351,322	$-		$-		$-		$9,838,911

Operating costs and expenses:
Cost of revenue	4,249,889	593,138	43,806	-		-		-		4,886,833
Sales and marketing	4,891,688	-	-	-		-		-		4,891,688
General and administrative	14,082,111	1,508,051	1,982,762	-		-		-		17,572,924
Total operating expenses	23,223,688	2,101,189	2,026,568	-		-		-		27,351,445

Operating loss	(15,240,395)	(596,893)	(1,675,246)	-		-		-		(17,512,534)

Other income (expense):
Change in fair value of warrant liability	(4,729,924)	-	-	-		-		-		(4,729,924)
Change in fair value of contingent consideration	(1,305,804)	-	-	-		-				(1,305,804)
Interest expense	-	(13,542)	-	-		-		(2,100,000)	(k)	(2,113,542)
Net amortization of debt discount and premium on convertible debt	-	-	-	-		-		(1,719,375)	(l)	(1,719,375)
Other non-operating expense	-	(60,248)	(162,075)	-		-		-		(222,323)
Other non-operating income	(265,486)	11,354	21,056	-		-		-		(233,076)
Gain on settlement of debt	-	75,750	-	-		-		-		75,750
Loss before income taxes	(21,541,609)	(583,579)	(1,816,265)	-		-		(3,819,375)		(27,760,828)

Income tax	-	-		-		-		-		-
Net loss from continuing operations	(21,541,609)	(583,579)	(1,816,265)	-		-		(3,819,375)		(27,760,828)
Loss from Discontinued Operations	-	-	(262,548)	-		-		-		(262,548)
Net Loss	(21,541,609)	(583,579)	(2,078,813)	-		-		(3,819,375)		(28,023,376)

Basic and diluted loss per common share	(1.54)									(1.83)
Weighted average number of common shares outstanding, basic and diluted	13,974,197			830,189	(a)	528,302	(a)			15,332,688

Esports Entertainment Group, Inc.

Pro Forma Condensed Combined Statement of Operations

For the Year Ended June 30, 2020

(Unaudited)

	Historical			Pro Forma
	Esports Entertainment Group, Inc.	ggCircuit LLC	Helix Holdings, LLC	ggCircuit LLC Transaction Accounting Adjustments	Notes	Helix Holdings, LLC Transaction Accounting Adjustments	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Combined

Net revenue	$-	$1,948,874	$865,110	$-		$-		$-		$2,813,984

Operating costs and expenses:
Cost of revenue	-	965,035	-	-		-		-		965,035
General and administrative	4,049,714	2,760,122	1,566,541	1,500,000	(j) (c)	1,809,349	(j) (c)	470,420	(i)	12,156,146
Total operating expenses	4,049,714	3,725,157	1,566,541	1,500,000		1,809,349		470,420		13,121,181

Operating loss	(4,049,714)	(1,776,283)	(701,431)	(1,500,000)		(1,809,349)		(470,420)		(10,307,197)

Other income (expense):
Interest expense	(1,995,458)	-	-	-		-		(2,792,222)	(k)	(4,787,680)
Net amortization of debt discount and premium on convertible debt	(1,156,877)	-	-	-		-		(2,292,500)	(l)	(3,449,377)
Change in fair value of derivative liabilities	(2,432,302)	-	-	-		-		-		(2,432,302)
Loss on extinguishment of debt	(2,795,582)	-	-	-		-		-		(2,795,582)
Gain on warrant exchange	1,894,418	-	-	-		-		-		1,894,418
Other non-operating expense	-	(45,648)	(580,198)	-		-		-		(625,846)
Other non-operating income	-	(1,354)	-	-		-		-		(1,354)
Impairment of intangible asset	(67,132)	-	-	-		-		-		(67,132)
Gain on settlement of debt	253,588	-	-	-		-		-		253,588
Foreign exchange gain	42	-	-	-		-		-		42
Loss before income taxes	(10,349,017)	(1,823,285)	(1,281,629)	(1,500,000)		(1,809,349)		(5,555,142)		(22,318,423)
Income tax	(2,398)	-	-	-		-		-		(2,398)

Net loss from continuing operations	(10,351,415)	(1,823,285)	(1,281,629)	(1,500,000)		(1,809,349)		(5,555,142)		(22,320,821)
Loss from Discontinued Operations	-	-	(254,681)	-		-		-		(254,681)
Net Loss	(10,351,415)	(1,823,285)	(1,536,310)	(1,500,000)		(1,809,349)		(5,555,142)		(22,575,501)

Basic and diluted loss per common share	$(1.50)									$(2.74)
Weighted average number of common shares outstanding, basic and diluted	6,880,321			830,189	(a)	528,302	(a)			8,238,812

Note 1 - Description of Transaction

On June 1, 2021, Esports Entertainment Group, Inc. (the “Company”) completed its acquisition of the issued and outstanding membership units of ggCIRCUIT LLC (“GGC”). The acquisition was completed in accordance with the equity purchase agreement dated January 22, 2021 (“GGC Purchase Agreement”) and amended on May 21, 2021. GGC offers proprietary software management and rewards platforms for esports gaming centers and connects player communities with publishers and product manufacturers. The total consideration paid at closing was $26,000,000, with $14,100,000 paid in cash at closing and $900,000 paid through application of loans receivable from GGC, inclusive of operating advances, toward the purchase consideration. The Company also issued 830,189 shares common stock at closing using a value per share $13.25 pursuant to the GGC Purchase Agreement. The fair value of the share consideration paid at closing was determined to be $9,273,211 using the closing share price of the Company on the date of acquisition. The purchase consideration of GGC has been adjusted by $1,200,000 representing amounts paid a closing and deposited in escrow that is contingent upon continued employment of certain selling shareholders. The purchase consideration was determined to be $23,073,211, excluding cash paid at closing that is contingent upon employee retention that will be recognized as compensation expense over the relevant service period.

On June 1, 2021, Esports Entertainment Group, Inc. (the “Company”) completed its acquisition of the issued and outstanding membership units of Helix Holdings, LLC (“Helix”). The acquisition was completed in accordance with the equity purchase agreement dated January 22, 2021 (“Helix Purchase Agreement”) and amended on May 21, 2021. Helix is an owner and operator of esports centers providing esports programming and gaming infrastructure, and is also the owner of the esports analytics platform, Genji Analytics, and LANduel, a proprietary player-versus-player esports wagering platform. The total consideration paid at closing was $17,000,000, with $9,400,000 paid in cash and $600,000 paid through application of loans receivable from Helix, inclusive of operating advances, toward the purchase consideration. The Company also issued 528,302 shares of common stock at closing using a value per share of $13.25 pursuant to the Helix Purchase Agreement. The fair value of the share consideration paid at closing to be $5,901,133 using the closing share price of the Company on the date of acquisition. The purchase consideration of Helix has been adjusted by $1,609,349 representing amounts paid at closing and deposited in escrow that is contingent upon continued employment of certain selling shareholders. The purchase consideration was determined to be $14,291,784, excluding cash paid at closing that is contingent upon employee retention that will be recognized as compensation expense over the relevant service period.

The cash portion of the purchase price of the Helix and GGC (collectively, “the Acquired Companies”) was financed by the Company with available cash and through the issuance of a Senior Convertible Note (“Convertible Note”) on June 2, 2021, with an original principal amount (“Original Principal Amount”) of $35,000,000. The Company received proceeds of $32.5 million upon issuance of the Convertible Note, net of debit issuance costs of $2.5 million. The Convertible Note bears interest at a rate of 8% per annum and matures two years following the date of issuance on June 2, 2023. The principal balance due at maturity on the Convertible Note is $37,100,000, representing a 6% premium to the Original Principal Amount that is being amortized to interest expense over the term of the Convertible Note. The Convertible Note is convertible at the option of the holder into shares of the Company’s common stock at a conversion price of $17.50 per share.

The Convertible Note was issued with 2,000,000 Series A warrants and 2,000,000 Series B warrants. The Series A warrants were determined to be freestanding warrants because they are legally detachable and separately exercisable. The Series B warrants do not become exercisable until such time as the Convertible Note is redeemed by the Company. The Convertible Note and the Series B warrants were determined to be substantially equivalent to one convertible debt instrument. The Series A and B warrants have an exercise price of $17.50 and the warrants are callable by the Company should the volume weighted average share price of the Company exceed $32.50 for each of 30 consecutive trading days following the date such warrants become eligible for exercise.

Note 2 - Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet gives effect to the purchase of the Acquired Companies as if the acquisition occurred on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2020 and the nine months ended March 31, 2021 give effect to the acquisition of the Acquired Companies by the Company on July 1, 2019.

The Company and The Acquired Companies have different fiscal year-ends. The Company’s fiscal year ends on June 30, whereas The Acquired Companies’ fiscal years end on December 31. The unaudited pro forma condensed combined financial information has been prepared utilizing period ends that are within 93 days, as permitted by Rule 11-02 Regulation S-X. The unaudited pro forma condensed combined balance sheet combines the historical unaudited condensed consolidated balance sheet of the Company and the Acquired Companies at March 31, 2021.

The historical unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2021 combines the Company’s historical unaudited condensed consolidated statement of operations for the nine months ended March 31, 2021 with the historical audited consolidated statement of operations of the Acquired Companies for the year ended December 31, 2020 and then subtracting the historical unaudited condensed consolidated statement of income for the three months ended March 31, 2020.

The historical unaudited pro forma condensed combined statement of operations for the year ended June 30, 2020 combines the Company’s historical audited consolidated statement of operations for the year ended June 30, 2020 with the results of the Acquired Companies derived by adding the historical unaudited condensed consolidated statements of operations of the Acquired Companies for the three months ended March 31, 2020 to its historical audited consolidated statement of income for the year ended December 31, 2019, and then subtracting the historical unaudited condensed consolidated statements of operations for the three months ended March 31, 2019.

The Acquired Companies Purchase was determined to qualify as a business combination. The acquisition accounting included in the unaudited pro forma condensed combined financial statements is preliminary and will change in connection with the work being performed by a third-party valuation specialist. While the Company has engaged a valuation specialist to estimate the fair value of identifiable intangible assets, the valuation requires the Company to provide additional information to determine preliminary values. As a result, differences between the acquisition accounting included in the pro forma financial information and the final acquisition accounting could be material.

The Convertible Note also contains a conversion feature and was issued with Series A freestanding warrants that were determined to be liability classified. A determination of fair value for the conversion feature and fair value applicable to the Series A freestanding warrants by the third-party valuation specialist may further result in an increase to the debt discount on the convertible notes and result in additional interest expense resulting from the amortization of the debt discount. In additional, changes to the fair value of the liability classified Series A warrants may further result in income statement volatility. The changes resulting from the determination of a fair value for these features by a third-party valuation specialist could be material.

Note 3 – Accounting Policies

The accounting policies of the Company may vary materially from those of the Acquired Companies. During preparation of the unaudited pro forma condensed combined financial information, the Company has performed a preliminary analysis and is not aware of any material differences, and accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies between the two companies other than the pro forma reclassifications detailed in Note 5. Following the acquisition date, the Company will conduct a final review of The Acquired Companies’ accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of the Acquired Companies’ results of operations or reclassification of assets or liabilities to conform to the accounting policies and classifications of the Company. As a result of this review, the Company may identify differences that when adjusted or reclassified, could have a material impact on this unaudited pro forma condensed combined financial information.

Note 4 – Estimated Preliminary Purchase Consideration

The table below presents the total estimated preliminary purchase consideration:

	ggCircuit LLC	Helix Holdings, LLC	Total

Cash consideration paid at closing	$12,900,000	$7,790,651	$20,690,651
Loan receivable applied toward purchase consideration	900,000	600,000	$1,500,000
Share consideration paid at closing	9,273,211	5,901,133	15,174,344
Total estimated preliminary purchase consideration	$23,073,211	$14,291,784	$37,364,995

Note 5 – Reclassification Adjustments

Certain reclassifications have been made to The Acquired Companies’ historical balance sheets to conform the to the Company’s presentation as follows:

Entity	Presentation before reclassification	Presentation after reclassification	March 31, 2021
GGC	Revolving credit facility	Loans payable and Advances from Esports Entertainment Group, Inc.	600,000
GGC	Operating advance	Loans payable and Advances from Esports Entertainment Group, Inc.	600,000
GGC	Paycheck protection loan	Notes payable - current	85,750
GGC	Note payable, member	Notes payable to related party - current	200,000
GGC	Accounts payable and other liabilities	Accounts payable and accrued expenses	367,943
GGC	Long-term debt - EIDL	Notes payable	150,000
GGC	Members’ deficit	Accumulated deficit	(1,460,282)
Helix	Property and Equipment, net	Equipment, net	546,374
Helix	Finance lease right-of-use asset, net	Right-of-use asset, net	93,810
Helix	Operating lease right-of-use asset, net	Right-of-use asset, net	729,909
Helix	Investment in GG Circuit LLC	Other non-current assets	1,340,728
Helix	Investment in Helix eSports Academy, LLC	Other non-current assets	39,253
Helix	Other assets	Other non-current assets	65,740
Helix	Accounts payable	Accounts payable and accrued expenses	22,983
Helix	Accrued expenses and other current liabilities	Accounts payable and accrued expenses	362,785
Helix	Accrued payroll	Accounts payable and accrued expenses	68,718
Helix	Loan payable, current portion	Notes payable - current	81,390
Helix	Loan payable to affiliate, current portion	Notes payable to related party - current	341,335
Helix	Working capital advance	Loans payable and Advances from Esports Entertainment Group, Inc.	800,000
Helix	Loan payable to member, current portion	Notes payable to related party - current	242,792
Helix	Total Members’ Equity (Deficit)	Accumulated deficit	(67,072)

Certain reclassifications have been made to The Acquired Companies’ historical consolidated results of operations to conform to the Company’s presentation as follows:

Entity	Presentation before reclassification	Presentation after reclassification	For the Nine Months ended March 31, 2021	For the Year Ended June 30, 2020
GGC	Subscription, net	Net revenue	485,099	374,704
GGC	Subscription, net - related party	Net revenue	4,904	66,300
GGC	Consulting	Net revenue	522,593	929,345
GGC	Consulting - related party	Net revenue	9,600	27,000
GGC	Strategic partnership	Net revenue	482,100	519,990
GGC	Event management	Net revenue	-	31,535
GGC	Support and maintenance	Cost of revenue	187,435	176,085
GGC	Support and maintenance - related party	Cost of revenue	-	57,600
GGC	Professional services	Cost of revenue	258,472	338,375
GGC	Professional services - related party	Cost of revenue	-	52,594
GGC	Web hosting	Cost of revenue	147,231	329,015
GGC	Event expense	Cost of revenue	-	11,366
GGC	Sales, general, and administrative	General and administrative	578,614	373,119
GGC	Sales, general, and administrative - related party	General and administrative	112,500	610,197
GGC	Product research and development	General and administrative	545,704	1,332,552
GGC	Depreciation and amortization	General and administrative	103,315	125,108
GGC	Gain on extinguishment of debt	Loss on extinguishment of debt	75,750	-
GGC	Loss on write-off of advances to affiliate	Other non-operating expense	(5,000)	(45,648)
GGC	Grant income	Other non-operating income	11,354	(1,354)
GGC	Interest expense - related party	Interest expense	(13,542)	-
GGC	Other expenses	Other non-operating expense	(55,248)	-
GGC	Foreign currency translation adjustment	Foreign currency translation adjustment	4,723	4,010
Helix	Sales, net	Net revenue	193,424	581,993
Helix	Analytics income	Net revenue	105,000	230,000
Helix	Rental income and other income	Net revenue	52,898	53,117
Helix	Cost of sales	Cost of revenue	43,806	-
Helix	Operating expenses	General and administrative	1,279,367	1,037,761
Helix	General and administrative expenses	General and administrative	626,194	339,004
Helix	Research and development expenses	General and administrative	77,201	189,776
Helix	Loss from equity investment	Other non-operating expense	(162,075)	(580,198)
Helix	Other income	Other non-operating income	21,056	-
Helix	Loss from operations of discontinued Pro E-Sports Teams	Loss from Discontinued Operations	(262,548)	(254,681)

Note 6 – Transaction Accounting Adjustments

a)	Represents the total cash consideration paid at closing of $15,000,000 for GGC and $10,000,000 for Helix, less loans receivable including operating advances of $900,000 and $600,000 that were applied toward the cash purchase consideration of GGC and Helix, respectively. The total cash consideration paid at closing included amounts deposited into escrow by the Company of $1,200,000 for the GGC acquisition and $1,609,349 for the Helix acquisition that is contingent upon continued employment by selling shareholders. The amount deposited in escrow is classified within prepaid and other current assets within the unaudited pro forma condensed combined balance sheet at March 31, 2021.

b)	Represents share consideration paid at closing. The Company issued 830,189 shares of common stock for the acquisition of GGC with a fair value of $9,273,211 determined using the share price on the acquisition date of $11.17 (830,189 shares of common stock issued with a par value of $.001 with balance recorded as additional paid in capital). The Company issued 528,302 shares of common stock for the acquisition of Helix with a fair value of $5,901,133 determined using the share price on the acquisition date of $11.17 (528,302 shares of common stock issued with a par value of $.001 with balance recorded as additional paid in capital).

c)	The remaining balance of the loans receivable from GGC of $300,000 and Helix of $200,000 that had not been applied toward the purchase price was expensed to general and administrative in the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2020. These receivable amounts could not be applied toward the purchase consideration as the acquisition of GGC and Helix did not close by May 14, 2021.

d)	Represents the estimate of goodwill resulting from acquisition of GGC determined using the purchase consideration of $23,073,211 (refer to Note 4) and net assets assumed of $372,460 (determined using the $1,460,282 of historical net liabilities of GGC at March 31, 2021 as adjusted for liabilities that were excluded from the acquisition).

e)	Represents the estimate of goodwill resulting from acquisition of Helix determined using the purchase consideration of $14,291,784 (refer to Note 4) and net assets assumed of $217,828 (determined using the $67,072 of historical net liabilities of Helix at March 31, 2021 as adjusted for liabilities that were excluded from the acquisition).

f)	Represents decrease in deferred revenue to its estimated fair value on the date of acquisition of GGC and Helix.

g)	The acquisition of GGC and Helix excluded the assumption of any affiliate or third-party debt of by the Company. The investment in GGC by Helix of $1,340,728 included in Other non-current assets on the Pro Forma Condensed Combined Balance Sheet, was also eliminated, as upon acquisition both GGC and Helix are wholly owned subsidiaries of the Company.

h)	The historical accumulated members deficit of GGC of $1,460,282 and Helix of $67,072 was eliminated in the unaudited pro forma condensed combined balance sheet at March 31, 2021.

i)	Represent gross proceeds received from issuance of the Convertible Note of $35,000,000, less debt issuance costs of $2,485,000. The gross proceeds were further reduced by transaction related expenses for the GGC and Helix acquisition of $470,420 that were paid with the proceeds from issuance of the Convertible Note. These transaction expenses are recorded in general and administrative expense in the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2020.

j)	Represents compensation costs recognized for service by selling shareholders in the post-combination period of the GGC and Helix acquisitions. The compensation cost for these employees is expensed over a period of one year to general and administrative expense in the unaudited pro forma condensed combined statements of operations for the year ended June 30, 2020.

k)	The Convertible Note accrues interest at a rate of 8% per annum. Interest expense on the Convertible note included in the unaudited pro forma condensed consolidated statement of operations for the nine months ended March 31, 2021 and the year ended June 30, 2020 is $2,100,000 and $2,792,222, respectively.

l)	Represents the amortization of the debt discount and premium payable on the Original Principal Amount of $1,719,375 and $2,292,500 recorded in the unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2021 and the year ended June 30, 2020, respectively.